SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2011

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer

On May 24, 2011, Inergy, L.P. (the “Partnership”) issued a press release announcing that Andrew L. Atterbury has submitted his resignation as the Partnership’s Senior Vice President – Corporate Strategy. Mr. Atterbury’s resignation is effective as of June 1, 2011. The press release announcing Mr. Atterbury’s resignation is attached as Exhibit 99.1.

Additionally, the Partnership announced a series of promotions:

•	William R. Moler has been promoted to President and Chief Operating Officer of Inergy Midstream. Mr. Moler will continue to oversee midstream operations of the Partnership.

•	William C. Gautreaux has been promoted to President of Inergy Services, with responsibility for the Partnership’s natural gas liquids (“NGL”) supply, transportation, and logistics activities.

•	Brian Melton has been named Vice President – Business Development. Mr. Melton will oversee Partnership’s growth objectives focusing on Partnership’s NGL operations.

•	William Moore has been promoted to Vice President – Corporate Development.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 24, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: May 24, 2011	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Sr. Vice President - General Counsel and Secretary

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